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                                   EXHIBIT 11

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (THOUSANDS)




                                                                      Three Months Ended
                                         --------------------------------------------------------------------------------------
                                                  April 30, 1998                                     April 30, 1997
                                         -----------------------------------      ---------------------------------------------

                                            Income      Shares       Per-Share     Income         Shares              Per-Share
                                         (Numerator) (Denominator)    Amount      (Numerator)   (Denominator)            Amount
                                         ----------  -------------   ---------    -----------    ------------           -------
BASIC EPS
Income available to common
stockholders                               $2,748         9,350        $ 0.29        $ 3,058        9,239               $ 0.33
                                                                       ======                                           ======

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                               1,366                                     1,012
Effects of treasury stock method
(based on exercise proceeds and
tax benefits)                                            (1,079)                                     (814)
                                          -------       -------                     -------       -------

DILUTED EPS
Income available to common
stockholders assuming dilution            $ 2,748         9,637      $  0.29        $ 3,058         9,437               $  0.32
                                          =======       =======      =======        =======       =======               =======





                                                                        Six Months Ended
                                         --------------------------------------------------------------------------------------
                                                  April 30, 1998                                     April 30, 1997
                                         -----------------------------------      ---------------------------------------------

                                            Income      Shares       Per-Share       Income         Shares              Per-Share
                                         (Numerator) (Denominator)    Amount      (Numerator)   (Denominator)            Amount
                                         ----------  -------------   ---------      -----------    ------------           -------


BASIC EPS
Income available to common
stockholders                               $3,388          9,336        $ 0.36         $ 4,481         9,151            $ 0.49
                                                                        ======                                          ======

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                1,311                                       1,071
Effects of treasury stock method
(based on exercise proceeds and
tax benefits)                                             (1,039)                                       (830)
                                           ------         ------                       ------          -----

DILUTED EPS
Income available to common
stockholders assuming dilution             $3,388          9,608        $ 0.35         $ 4,481         9,392            $ 0.48
                                           ======         ======        ======         =======         =====            ======